Exhibit 99.1

REDWOOD TRUST

CONTACT:
Harold Zagunis/Nicole Klock
FOR IMMEDIATE RELEASE	Redwood Trust, Inc.
Friday, August 8, 2003	(415) 389-7373

REDWOOD TRUST, INC. DECLARES THIRD QUARTER REGULAR COMMON DIVIDEND

Mill Valley, CA August 8, 2003 Redwood Trust, Inc. (NYSE: RWT), an investor in real estate loans, today announced that its Board of Directors declared a regular cash dividend for common shareholders of $0.65 per share for the third quarter of 2003, payable on October 21, 2003 to common shareholders of record on September 30, 2003.

For more information about Redwood Trust, Inc., please visit www.redwoodtrust.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other things, changes in interest rates on our mortgage assets and borrowings, changes in prepayment rates on our mortgage assets, general economic conditions, particularly as they affect the price of mortgage assets and the credit status of borrowers, and the level of liquidity in the capital markets, as it affects our ability to finance our mortgage asset portfolio, and other risk factors outlined in the Company’s 2002 Annual Report on Form 10-K (available on the Company’s Web site or by request to the Contacts listed above). Other factors not presently identified may also cause actual results to differ. No one should assume that results or trends projected in or contemplated by the forward-looking statements included above will prove to be accurate in the future. We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

1